Exhibit 99.1

FINAL TRANSCRIPT

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Conference Call Transcript

DWSN - Q4 2010 Dawson Geophysical Earnings Conference Call

Event Date/Time: Nov 10, 2010 / 03:00PM GMT

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Final Transcript
Nov 10, 2010 / 03:00PM GMT, DWSN - Q4 2010 Dawson Geophysical Earnings Conference Call
CORPORATE PARTICIPANTS
Steve Jumper
Dawson Geophysical - President & CEO
Christina Hagan
Dawson Geophysical - EVP & CFO
CONFERENCE CALL PARTICIPANTS
Christopher Butschek
Raymond James & Associates - Analyst
Veny Aleksandrov
Pritchard Capital Partners, LLC - Analyst
PRESENTATION

Operator
Good morning, my name is Cynthia, and I will be your conference operator today. At this time, I would like to welcome everyone to the Dawson Geophysical fourth quarter earnings call.
(Operator Instructions)
Thank you. I would now like to turn today’s call over to Steve Jumper, President and CEO. Please go ahead, sir.

Steve Jumper - Dawson Geophysical - President & CEO
Thank you, Cynthia. Well, good morning, and welcome to Dawson Geophysical Company’s fourth quarter and year-end 2010 earnings and operations conference call. As Cynthia said, my name is Steve Jumper, President and Chief Executive Officer of the Company. Joining me on the call are Christina Hagan, Executive Vice President and Chief Financial Officer, and Decker Dawson, Founder and Chairman of the Company.
As in quarters past, today’s call will be presented in three segments. Following opening remarks, Chris will discuss our financial results. I will then return for an operations update, and then open the call for questions. The call is scheduled for 30 minutes, and we will not provide any guidance as we have done in the past. At this point, I will turn the control of the call over to Chris Hagan, our CFO, for financial results.

Christina Hagan - Dawson Geophysical - EVP & CFO
Thank you, Steve. First, I will share our Safe Harbor provision. In accordance with the Safe Harbor provision of the Private Securities Litigation Reform Act of 1995, Dawson Geophysical Company cautions that statements made today in this conference call which are forward-looking, and which provide other than historical information, involve risks and uncertainties that may materially affect the Company’s actual results of operations.
These risks include but are not limited to the volatility of oil and natural gas prices, disruptions in the global economy, dependence upon energy industry spending, cancellations of service contracts, high fixed costs of operations, weather interruptions, inability to obtain land access rights-of-way, industry competition, limited number of customers, credit risks related to our customers, the availability of capital resources and operational disruptions.
A discussion of these and other factors including risks and uncertainties is set forth in the Company’s Form 10-K for the fiscal year ending September 30, 2009. Dawson Geophysical Company disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events, or otherwise. During this conference call, Dawson will make reference to EBITDA, which is a non-

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Final Transcript
Nov 10, 2010 / 03:00PM GMT, DWSN - Q4 2010 Dawson Geophysical Earnings Conference Call
GAAP financial measure. A reconciliation of this non-GAAP measure to the applicable GAAP measure can be found in Dawson’s current earnings release, a copy of which is located on the Dawson’s website, www.Dawson3D.com.
Turning to our financial results. For the fourth quarter of fiscal 2010, ending September 30, 2010, our revenues were $59.179 million compared to $46.835 million for the same quarter in fiscal 2009, an increase of 26%. We reported a net loss for the fourth quarter of fiscal 2010 of $1.411 million, compared to a net loss of $2.056 million in the same quarter of fiscal 2009. Basic loss per share for the fourth quarter of fiscal 2010 was $0.18, compared to $0.26 in the same quarter of fiscal 2009. EBITDA for the fourth quarter of fiscal 2010 was $5.268 million compared to $3.654 million in the same quarter of fiscal 2009, an increase of 44%.
Revenue increases for the fourth quarter compared to the same quarter of fiscal 2009, were primarily the result of redeployment of three data acquisition crews during the second and third quarters of fiscal 2010. This increase was partially offset by lower utilization rates, weather downtime, particularly wet conditions in July, several long crew moves and startup delays on several projects due to equipment changeout and timing of a few land access permits.
For the fiscal year ending September 30, 2010, our revenues were $205.272 million, compared to $243.995 million for the same period in fiscal 2009, a decrease of 16%. We reported a net loss for fiscal 2010 of $9.352 million, compared to a net income of $10.222 million for fiscal 2009. Basic loss per share for fiscal 2010 was $1.22, as compared to earnings per share of $1.31 for fiscal 2009. EBITDA was $13.136 million in fiscal 2010, compared to $43.875 million during fiscal 2009, a decrease of 70%.
The revenue decrease in fiscal 2010 was primarily the result of previously announced reductions in active crew count during the second quarter of fiscal 2009 of four crews, third quarter of fiscal 2009 of two crews, and first quarter of fiscal 2010 of one crew, a more competitive pricing environment, and substantially lower utilization rates of the remaining crews. Revenues in fiscal 2010 continue to include high third party charges related to use of helicopter support services, specialized survey technologies, and dynamite energy sources. This sustained level of these charges is driven by the Company’s continued operations in areas with limited access in the Appalachian Basin, east Texas, and Arkansas. We are reimbursed for these expenses by our client.
We increased our capital expenditures during 2010 to $19.962 million from $4.448 million during the previous year. The capital expenditures for fiscal 2010 includes the purchase of 2000 OYO GSR, four channel boxes with three-component geophones, increases in channel count for both the ARAM and RSR recording systems, and the maintenance capital items. Steve?

Steve Jumper - Dawson Geophysical - President & CEO
Thank you, Chris. Well, despite inclement weather conditions during the month of July and intermittent crew delays, fourth quarter 2010 was a particularly successful quarter. Demand for seismic services strengthened particularly in the oil-producing basin, as many exploration and production companies increased their activities. While the seismic data market — data acquisition market remains competitive, our order book reflects commitments, and commitments reflect a balanced portfolio of oil and natural gas projects, sufficient to maintain 12 active crews, well into fiscal 2011. Our contract mix at this point in time, remains predominantly turnkey type contracts which bear more risk, but more upside potential.
In particular, the fourth quarter highlights include a 26% increase in revenues to $59.179 million compared to the same quarter last year, a 44% increase in EBITDA to $5.269 million compared to the same quarter last year, the purchase of 2,000 additional OYO GSR four channel boxes complete with three component geophones, to add to the 2,000 boxes purchased earlier in the year, increased channel count per crew, a more balanced portfolio of oil and natural gas projects in the Eagle Ford, Haynesville, Marcellus, Niobrara, and Bakken and Barnett and Fayetteville shales, as well as the Granite Wash and conventional oil plays.
We maintained a debt-free balance sheet, and we’ve seen a significant increase in project visibility as we enter fiscal 2011. While all of these factors contributed to our fourth quarter success and accomplishments, one factor that is particularly important is the increase in project visibility. In terms of project visibility, fiscal 2010 and fiscal 2009 are almost mirror images. During fiscal 2009, we were operating in a particularly difficult environment following the financial crisis of 2008. Exploration and production companies reduced CapEx budgets in response to weakening commodity prices. In turn, we were forced to reduce our active crew count from 16 in early fiscal 2009, to nine in early fiscal 2010. Project visibility, a key factor in our operation, was at multi-year lows.
In the past six months, and continuing into this quarter, much of that changed, as demand began to increase. We have redeployed three data acquisition crews, and we are seeing increased opportunities throughout much of the lower 48. It is the increase in project visibility that is the

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Final Transcript
Nov 10, 2010 / 03:00PM GMT, DWSN - Q4 2010 Dawson Geophysical Earnings Conference Call
differentiating factor between our 2009 and 2010 year-end results. While we delivered stellar financial results in the first half of ‘09, the second half was particularly challenging from an operation perspective as mentioned before, as demand levels dropped significantly. Utilization rates were trending lower with each successive quarter, and the outlook was challenged. Conversely, while 2010 was not as financially successful as ‘09, the second half of fiscal 2010 operationally proved far more successful.
So what does project visibility look like for ‘11? While as everyone — as we have said earlier, we don’t give financial guidance. We operate in a highly volatile environment. Seismic operations can be significantly impacted by weather issues, permitting delays, and other unforeseen factors. I would caution that our first quarter has been historically been our most difficult due to weather, short days, holiday seasons, and regional hunting issues, particularly in south Texas.
That said, our order book is strong. We have commitments to maintain 12 active crews, well into fiscal 2011. Most projects — or excuse me, many projects are requiring channel counts in excess of 10,000 channels per crew, and increasing efficiencies resulting from our continued investment in new technologies and equipment, including the recent purchases of the 4,000 OYO GSR four channel boxes complete with three component geophones are generating improved results, both operationally and financially.
From a balance sheet perspective, we are as strong as ever. We continue to maintain our debt free balance sheet. We have more than $90 million of working capital. And we continue our fiscally conservative approach overall towards our operation. Our Board of Directors has approved a $30 million capital budget for fiscal 2011 to be used to purchase the additional 2,000 OYO GSR channel boxes, ten vibrator energy units, additional geophones and recording channels for all crews, and to meet maintenance capital requirements.
Our CapEx budget and investment in new equipment clearly reflects our belief in growth opportunities in the seismic data acquisition market in the lower 48, as well as our commitment to technology by expanding our multi-component recording capabilities, and providing higher resolution three-dimensional images, while at the same time improving operational efficiencies with greater increases in channel count and active energy sources. And with that, Cynthia, we are ready for questions.
QUESTION AND ANSWER

Operator
Thank you.
(Operator Instruction)
Your first question comes from the line of Christopher Butschek with Raymond James.

Christopher Butschek - Raymond James & Associates - Analyst
Hi, guys. I want to first apologize. We have a fire drill going off in the background, so it may be a little hard to hear me. But looking at your quarter, the wet weather, was it particularly bad in July, more so than August and September?

Steve Jumper - Dawson Geophysical - President & CEO
I think that’s a fair statement, yes.

Christopher Butschek - Raymond James & Associates - Analyst
And was it predominantly in south Texas?

Steve Jumper - Dawson Geophysical - President & CEO
Had a lot of it in south Texas. Yes, that was impacted. Had some in Oklahoma, and the Mid-Continent region as well, and a little bit back east.

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Final Transcript
Nov 10, 2010 / 03:00PM GMT, DWSN - Q4 2010 Dawson Geophysical Earnings Conference Call

Christopher Butschek - Raymond James & Associates - Analyst
Okay. So I understand that fiscal year 1Q is historically a weaker quarter given the holidays and all that stuff. But so far, the weather in south Texas has been pretty mild, wouldn’t you agree?

Steve Jumper - Dawson Geophysical - President & CEO
So far to date, weather does not appear to be a huge issue in — as compared to the start of the last quarter.

Christopher Butschek - Raymond James & Associates - Analyst
Right. And knock on wood, hopefully that will continue. I’m trying to think more big picture. If I compare the weather from last quarter, versus the holidays, and all of the hunting leases you all probably can’t work on in south Texas during this next quarter. Would it be safe to say that — or fair to say even, that revenues could be in the same ballpark, sequentially or is that just too close to guidance?

Steve Jumper - Dawson Geophysical - President & CEO
That is just too close to guidance.

Christopher Butschek - Raymond James & Associates - Analyst
Fair enough. Fair enough.

Steve Jumper - Dawson Geophysical - President & CEO
One comment I would make is that, we are — we are in the time period of the year where the days are shorter. And we do have the holiday season, we do have more weather exposure. And the hunting issue, in regards to having to move crews out, does affect operations in more places than in south Texas.
Having said that, the effect we’re going to get out of south Texas and other places will be more related to crew moves. We — our order book is sufficient enough that we’ll be able to move crews out of certain areas, and into other areas around the country. But it will involve crew moves, and then redeploying back into the area. So that will be the major impact. It’s not that we’re going to have to lose crew count anywhere in the first quarter. It’s just going to be a matter of redeploying crews for certain periods of time.

Christopher Butschek - Raymond James & Associates - Analyst
Okay. Thanks. Thanks for that clarity. Stepping back a minute, and looking at the lower 48, it sounds like the visibility is a lot higher. And I know some of your peers in the multi-client business, and increased activity there is probably tightening up the market overall. Would you say price-wise, we’re as competitive as we were two or three quarters ago, or are we starting to see a little movement on that front as well?

Steve Jumper - Dawson Geophysical - President & CEO
I think we’re starting to see a little bit of movement. I don’t think it’s dramatically moving the needle at this point. I think the pricing increases that we are experiencing are probably more related to crew size and capacity, more so than market strength. I think there is a little bit of market strength pricing out there, but I don’t think it’s anything that we’re ready to openly talk about. With the increased channel count and the increased crew sizes, I think the upside that we see going forward is that further enhances your ability to improve operational efficiencies, given these expanded crews and larger projects.

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Final Transcript
Nov 10, 2010 / 03:00PM GMT, DWSN - Q4 2010 Dawson Geophysical Earnings Conference Call
Christopher Butschek - Raymond James & Associates - Analyst
Okay. Perfect. I’ll return it to you guys, and get back in the queue.

Steve Jumper - Dawson Geophysical - President & CEO
Chris, I would make one other comment, too.

Christopher Butschek - Raymond James & Associates - Analyst
All right.

Steve Jumper - Dawson Geophysical - President & CEO
You asked about pricing, from two and three quarters ago. Certainly, from where we were a year ago, I think we’ve seen some strength. But I would remind you and everybody else, that the time lag from the time of project is put out for request for proposal, to the time it actually is completed can be anywhere from a month to six months, maybe longer. And so we’re going to be working off of lower priced work, as we continue throughout the year. So I think if we start to see some pricing increases, without giving any guidance, I would expect that to be not seen in Q1, maybe into late Q2, or early Q3. So don’t forget that time lag situation in there.

Christopher Butschek - Raymond James & Associates - Analyst
All right. Perfect, guys. I’ll turn it back to you.

Steve Jumper - Dawson Geophysical - President & CEO
Thank you, Christopher.

Operator
(Operator Instructions)
Your next question comes from the line of Veny Aleksandrov with Pritchard capital.

Steve Jumper - Dawson Geophysical - President & CEO
Good morning, Veny.

Veny Aleksandrov - Pritchard Capital Partners, LLC - Analyst
My first question on the order book, I know you don’t want to give guidance, but just as close as we can get, how much visibility do we have in terms of months? Is it six months into 2011? Is it increasing since last quarter?

Steve Jumper - Dawson Geophysical - President & CEO
I think, yes, it has increased since last quarter, which was an increase from the quarter before. Whether that’s going to be three months, four months, six months, at this point, today, Veny, is going to be more related to how well permits — land access permits come into play, what the weather is going to do, and how efficient that we are. But what’s important, I think, on top of just the order book strength, is it appears like the market, based on the requests for proposals that we’re seeing, and that we think are out there, I think there’s — appears to be sufficient work going forward to match whatever burn rate we get into.

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Final Transcript
Nov 10, 2010 / 03:00PM GMT, DWSN - Q4 2010 Dawson Geophysical Earnings Conference Call
And so I guess where I would leave it, is that we see the market has strengthened. We’re seeing steady activity in the natural gas resource shale play. And we’re seeing increased activity in the oil producing basins, as well as the conventional, not just the shale basins, but the conventional oil basins are appearing to show signs of increased activity. A year, 18 months ago, we were 90% plus natural gas driven. I think last year, we reported that we were 30% or so anticipated oil driven. I think we’re starting to see numbers that are probably 50/50, maybe shifting a little bit higher to the oil side.
And this is all somewhat clouded, look forward. We’re not looking into a crystal clear ball here. But that is certainly the way the market feels. So I’m hesitant to give a number of months. I would just say that the visibility looks stronger than it has in a while, in several quarters certainly, going back into early 2010. And there appears to be sufficient opportunities out there to continue that deeper into the year. Of course, we’ll have to wait and see how things shake out.

Veny Aleksandrov - Pritchard Capital Partners, LLC - Analyst
Thank you. That helps. And then my second question on the channel count. You briefly touched on that, but with the number of crews that have you right now, and the crews getting bigger and using more equipment, are you close to full utilization of the equipment, or do you have a place to grow?

Steve Jumper - Dawson Geophysical - President & CEO
I think that’s an excellent question, what we have in-house. I think our channel count is somewhere around about 117, 118, something like that, I don’t know the exact number here, off the top of my head.

Veny Aleksandrov - Pritchard Capital Partners, LLC - Analyst
So if we implied a 10,000 channels per crew —

Steve Jumper - Dawson Geophysical - President & CEO
Yes, and so we got a couple that are working that are quite a bit smaller than that. I still think we have some room with some of the RSR equipment that we purchased last year to expand channel count. But yes, as I think you’re hinting towards, and we’ve talked about this for several years now, that crew count may not be the metric, the best metric to measure seismic operations.
It may in fact, end up being channel count. And so I think in certain types of equipment, yes, I think we’re pretty close, or getting close to fully utilized. We have a little bit of running room, but not what we had based on the current inventory that we would have had, say, a year ago, Veny.

Veny Aleksandrov - Pritchard Capital Partners, LLC - Analyst
Okay. Thank you. And that leads me to my last question. Your new GSR system, is it delivered already? Or are you still waiting for it? And where is it going?

Steve Jumper - Dawson Geophysical - President & CEO
Well, you packed three questions into one, Veny. It is being delivered. We are taking delivery of it. We have everything we have in-house is fully deployed. We’re still anticipating final delivery of the last group here, in the near term. We have 2,000 channels of it, or 2,000 boxes of equipment operating in a multi-component mode in the Rockies area. And then we have the balance of it being used in some difficult access areas in east Texas. And so all of it is deployed, and on the ground at this time. All that we have in place, and we’re still waiting on some of it.

Veny Aleksandrov - Pritchard Capital Partners, LLC - Analyst
Thank you so much.

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Final Transcript
Nov 10, 2010 / 03:00PM GMT, DWSN - Q4 2010 Dawson Geophysical Earnings Conference Call

Steve Jumper - Dawson Geophysical - President & CEO
Thank you, Veny.

Operator
Your next question is a follow-up from the line of Christopher Butschek with Raymond James.

Christopher Butschek - Raymond James & Associates - Analyst
Hey, guys. I thought I would be a little lower in the queue. I just had a couple of housekeeping questions. When I look at the reimbursables you guys had versus — this quarter versus the last couple of quarters, would you quantify that as similar to prior quarter, higher or lower?

Steve Jumper - Dawson Geophysical - President & CEO
It’s relatively flat from the — it’s slightly down from Q3, relatively flat to Q4 of last year. We’ve always said that is 25% to 35% of the revenue, and we’re still in the high end of that.

Christopher Butschek - Raymond James & Associates - Analyst
Perfect. That’s what I wanted to know.

Steve Jumper - Dawson Geophysical - President & CEO
Yes.

Christopher Butschek - Raymond James & Associates - Analyst
And then one last question, your tax rate came in quite a bit lower than the last couple of quarters. Is that just a reversion to the means of the full year to get the 29%? And going forward is it more like 15%, or more like 29%?

Christina Hagan - Dawson Geophysical - EVP & CFO
Well going forward, I’d like to address the other part of your question there — is just we’re looking at some issues where we increased our capital expenditures in 2010 over 2009. We’re picking up some of that. And just for the year-over-year on 2009, our FIN 48 state taxes, and permanent items increase our effective tax rate. And we just had the reverse situation in 2009. So going forward, we’re looking at the election of bonus depreciation, and we will be filing that. And so, not exactly sure where that’s going to take us into the future.

Christopher Butschek - Raymond James & Associates - Analyst
Okay. I think that’s everything for me. I’ll turn it back once more.

Operator
At this time, there are no further questions. Mr. Jumper, are there any closing remarks?

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Final Transcript
Nov 10, 2010 / 03:00PM GMT, DWSN - Q4 2010 Dawson Geophysical Earnings Conference Call
Steve Jumper - Dawson Geophysical - President & CEO
Yes, Cynthia. In closing, I would like once again to thank all of our valued clients, our hard-working employees, and our loyal shareholders for their continued interest, support, and investment in Dawson Geophysical. We look forward to fiscal 2011 with great enthusiasm and renewed confidence. And we want to wish each of you a safe and happy holiday season. We will be at the Pritchard conference in early January in San Francisco, so we’ll have a webcast at that point. And then we’ll be back to visit with you sometime in February to discuss our Q1 2011 results. Thank you. And everybody, have a wonderful day.

Operator
Ladies and gentlemen, this concludes today’s conference. You may now disconnect.

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